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                                                                    EXHIBIT 23.1


[KING & SPALDING LETTERHEAD]                  King & Spalding LLP
                                              1185 Avenue of the Americas
                                              New York, New York 10036-4003
                                              www.kslaw.com


November 21, 2006


United Parcel Service, Inc.
55 Glenlake Parkway
Atlanta, Georgia 30328


      RE:  UNITED PARCEL SERVICE, INC. - UPS NOTES
           ---------------------------------------

Ladies and Gentlemen:

      Reference is made to our legal opinion, dated November 17, 2006, regarding the validity of the notes (the "Notes") to be issued by United Parcel Service, Inc. (the "Company") pursuant to its Indenture, dated as of August 26, 2003, between the Company and Citibank, N.A., as trustee. We hereby consent to the filing of such opinion as an exhibit to the Company's Current Report on Form 8-K, filed on the date hereof, and thereby incorporated by reference into the Company's Registration Statement on Form S-3 (file no. 333-108272) relating to the offer and sale of the Notes by the Company.

                                              Very Truly Yours,

                                              /s/ King & Spalding LLP